Exhibit 99.1

StablecoinX Inc. Announces Closing of Business Combination with TLGY Acquisition Corp. and Commencement of Trading on Nasdaq

● StablecoinX to begin trading tomorrow (June 26, 2026) on Nasdaq under the symbol “USDE”

● First public stablecoin infrastructure company focused on supporting the Ethena ecosystem with infrastructure services & software, USDe distribution services, and a multi-year Ethena governance token (“ENA”) treasury strategy

● Approximately $275 million in ENA holdings at closing, representing ENA assets of approximately $11.42 per fully diluted share based on the 30-day VWAP of ENA tokens ending two days prior to closing

NEW YORK, NY, June 25, 2026 -- StablecoinX Inc. (Nasdaq: USDE) (“StablecoinX” or the “Company” ), the first public stablecoin infrastructure company focusing on the Ethena digital dollar ecosystem, today announced the closing of its business combination with TLGY Acquisition Corp. (OTCPK: TLGYF) (“TLGY”), a publicly traded special purpose acquisition company.

StablecoinX’s Class A common stock and public warrants will begin trading on the Nasdaq Capital Market under the ticker symbols “USDE” and “USDEW”, respectively, on June 26, 2026. As a result of the closing of the transaction, StablecoinX holds approximately 3,029 million ENA tokens valued at approximately $275 million, based on the 30-day VWAP of ENA ending two days prior to closing of $0.0909, and has approximately 24 million publicly traded Class A shares outstanding.

“Closing this transaction marks an important milestone for both StablecoinX and the broader digital asset industry,” said Edward Chen, Chief Executive Officer and Chairman of StablecoinX. “We believe Ethena has emerged as one of the most important platforms powering the next generation of digital dollars. StablecoinX is designed to serve as the public-market gateway to that ecosystem, providing investors with exposure to ENA while supporting the long-term expansion of Ethena’s products, infrastructure, and reach into traditional financial markets.”

“StablecoinX is uniquely positioned at the intersection of public markets, stablecoins, and decentralized finance,” said Jin-Goon Kim, Founder and Chairman of TLGY Acquisition Corp. “I am confident that with the team Edward and Young have assembled, backed by the structural partnership with the Ethena Foundation, we have fulfilled our mandate to identify an opportunity positioned to consistently grow value for shareholders.”

Ethena Overview

Ethena is one of the largest issuers of digital dollars, with currently $5.4 billion of digital dollars in circulation addressing two massive, underserved market needs: (i) collateral for tokenization with its USDe synthetic digital dollar, and (ii) regulated payments with its GENIUS-compliant stablecoin, USDtb. The protocol’s deep, first-mover integrations across leading derivatives exchanges, custodians, and DeFi platforms create a durable competitive moat giving partners and users access to better collateral utility, and a more capital-efficient dollar.

Operating Business Model

StablecoinX’s business is built around three interconnected operating pillars: (i) Infrastructure Services (live), (ii) stablecoin middleware software (“Stablecoin Harness”), and (iii) Distribution Services. Together with its ENA treasury, these core business lines form a self-reinforcing platform intended to grow alongside the Ethena ecosystem and the broader stablecoin economy.

(i) Infrastructure Services: DVN

●	Currently live and operating a Decentralized Verifier Node (“DVN”) serving as a cross-chain message verifier for the entire Ethena ecosystem across all blockchain networks that Ethena is currently operating on.

●	DVN fees are charged on processed volume -- not per transaction count -- creating a revenue stream that is intended to scale with Ethena’s growth.

(ii) “Stablecoin Harness”: Middleware Software Stack

●	StablecoinX is building the Stablecoin Harness, a unified middleware stack bringing utility and access to Ethena products through a single API platform, which is not yet live.

●	Once completed, the Stablecoin Harness is expected to deliver, through one integration, payment routing, cross-chain bridging, liquidity aggregation, gas abstraction, treasury management, automated yield, institutional reporting, white label issuance, and compliance orchestration.

●	Revenue for the Stablecoin Harness is expected to be generated through transaction fees on processed volume, SaaS subscription fees, and AUM-based fees on treasury and yield products.

(iii) Distribution Services: Institutional Stablecoin Adoption

●	StablecoinX is developing a distribution business to facilitate the adoption of Ethena’s digital dollar products among traditional financial institutions, asset managers, and investors, which is not yet live.

●	Capital is expected to be raised through debt, equity, hybrid securities, or off-balance-sheet vehicles to acquire USDe directly, which will generate both distribution fees and management fees on deployed capital.

ENA Treasury

●	StablecoinX’s 3 billion ENA tokens represent approximately 20% of total ENA supply, each of which was acquired at a discount to the then current market price through the transaction. The long-term collaboration agreement with the Ethena Foundation provides the ability to accumulate further ENA at a discount directly from Ethena.

●	The Company intends to use its ENA Treasury to secure its DVN, verifying cross-chain messages for Ethena. The Company’s ENA Treasury also qualifies for ecosystem token airdrops and stands to benefit directly from the activation of Ethena’s protocol fee switch.

Flywheel

StablecoinX’s three core businesses: infrastructure services, the Stablecoin Harness, and a stablecoin distribution business, are designed to help expand the Ethena ecosystem by increasing usage of Ethena products through enhanced utility and access. Every increase in Ethena’s ecosystem activity is expected to drive Ethena protocol revenue, increase ENA value, and accrue value to StablecoinX through its ENA treasury holdings. The increase in value to StablecoinX is expected to enhance its access to capital and provide the opportunity to purchase additional ENA tokens, further invest in product development, or acquire complementary businesses to expand the Ethena ecosystem.

Addressing a Significant Market Opportunity

●	The global stablecoin market recently surpassed $300 billion in total capitalization, roughly 50% higher than a year ago.

○	Annual on-chain transaction volume of $33 trillion already rivals legacy card networks, and B2B stablecoin payments reached $226 billion in 2025, up more than 730% year-over-year.

○	The stablecoin infrastructure market alone is forecast to grow from $7.6 billion today to $89.4 billion by 2034, a 32% CAGR.

●	Despite this growth, the market remains structurally fragmented at the operating layer. Over 300 stablecoins circulate across 60+ blockchain networks, forcing enterprises to manage multiple integrations and invest extended periods of time of engineering before processing a single transaction.

●	USDe operates across 10+ networks spanning DeFi and traditional finance. USDtb, backed by BlackRock’s BUIDL fund, extends Ethena into institutional settlement.

●	Holding approximately 20% of total ENA supply and building critical cross-chain infrastructure across over 10+ blockchain networks, StablecoinX is purpose-built to address the fragmented integration stack with a single API through the Stablecoin Harness (once operational), which will help position it as the connective layer of the stablecoin economy.

Experienced Leadership Team

Edward Chen, Chief Executive Officer and Chairman, brings 20 years of experience across investment banking, research, and public equity investing. He is Founder and CIO of Carnegie Park Capital LLC, a New York-based asset manager principally investing across the SPAC ecosystem, and he previously served as Portfolio Manager at Water Island Capital LLC, a New York-based asset manager where he led the firm’s long-short equity portfolios. Prior to that, he was a Managing Director at Jefferies LLC where he led the firm’s U.S. Event Driven Strategy effort. Prior to Jefferies, he was a member at Citi’s Event-Driven trading desk responsible for due diligence in special situation investments. Edward started his career in finance at Citi’s Media & Telecom Investment Banking group. He received an MBA from MIT Sloan School of Management and a BSE from the University of Pennsylvania.

Young Cho, Chief Financial Officer, brings over 27 years across traditional finance and digital assets, and previously served as CEO of TLGY. He is Founder and CEO of Blockhouse Digital, a crypto-focused collateralized lending and yield-generation asset manager, and previously served as CFO of Hashgraph Foundry, CFO of Hedera, and concurrently as CFO and board member of Mount Rainier Acquisition Corp. -- a Nasdaq SPAC that completed a $1.2 billion acquisition of HUB Cyber Security in 2023. Earlier roles include CIO of Abra, Executive Director at UBS Private Finance, Co-founder and Managing Director of Newtonian Capital (event-driven hedge fund, Hong Kong), and Director in Citigroup’s Global Special Situations Group. He holds a BS in Electrical Engineering from Cornell, a Master’s in Financial Engineering from Cornell, and an MPA in Economic Policy Management from Columbia; he is also a CFA charterholder.

Ahmed J. Aly, Chief Technology Officer, has served as the Company’s CTO since June 2025. Prior to joining StablecoinX, Mr. Aly was the Founder and Director of Easeflow, a blockchain infrastructure-as-a-service company. Mr. Aly has 14 years of experience in blockchain technology, software engineering, and digital asset investment. He has advised multiple companies and family offices on blockchain strategy and has led technical due diligence across a range of deployments in the sector. Previously, Mr. Aly served as CTO of a crypto hedge fund and has worked extensively on building and scaling distributed systems. He holds a MSc in Software Engineering from Johannes Kepler Universitat.

About StablecoinX

StablecoinX is a publicly traded company offering investors regulated, transparent exposure to the stablecoin economy through its strategic focus on Ethena, one of the world’s largest issuers of digital dollars. As stablecoins increasingly serve as foundational infrastructure for global payments, decentralized finance, and digital capital markets, StablecoinX is positioned at the center of this structural shift. The Company’s operating business develops and delivers infrastructure software and services purpose-built to advance and scale the Ethena ecosystem. By combining the accessibility of a public market vehicle with deep operational integration into the stablecoin sector, StablecoinX gives traditional investors a direct, regulated path into one of the fastest-growing segments of global finance.

About TLGY Acquisition Corp.

TLGY Acquisition Corporation was a blank-check company sponsored by Carnegie Park Capital LLC, whose business purpose was to effect a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. TLGY was formed to focus on growth companies through long-term, private equity-style value creation.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws, including expectations, intentions, plans, prospects regarding TLGY, StablecoinX and the Business Combination and statements regarding the anticipated commencement of trading on Nasdaq and StablecoinX’s vision and business strategy. These forward-looking statements are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to, the failure of StablecoinX to maintain the listing of its shares of Class A common stock; costs related to the Business Combination and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to StablecoinX’s anticipated operations and business; the risk that the anticipated benefits of the Business Combination may not be realized, the highly volatile nature of the price of ENA and other products issued by Ethena; risks related to increased competition in the industries in which StablecoinX will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding crypto assets, including stablecoins; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that StablecoinX experiences difficulties managing its growth and expanding operations; challenges in implementing StablecoinX’s business plan including developing and launching its infrastructure services, Stablecoin Harness middleware and distribution services, due to operational challenges, significant competition and regulation or other reasons; the outcome of any potential legal proceedings that may be instituted against StablecoinX or others following the closing of the Business Combination, and other risks and uncertainties described in the filings of TLGY and StablecoinX with the Securities and Exchange Commission (the “SEC”). The inclusion of any statement in this press release does not constitute an admission by StablecoinX or any other person that the events or circumstances described in such statement are material.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement of TLGY and final prospectus of StablecoinX, each dated as of February 17, 2026 and as further supplemented, and other documents that have been filed by TLGY and StablecoinX with the SEC and other documents to be filed by StablecoinX from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that StablecoinX does not presently know or that StablecoinX currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and StablecoinX assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. StablecoinX does not give any assurance that either it will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by StablecoinX or any other person that the events or circumstances described in such statement are material.

Contacts

Investor Relations:

StablecoinX

Adele Carey

SVP, Investor Relations

stablecoinxir@allianceadvisors.com

Media Relations:

Alliance Advisors IR

Aayushi

PR & Media Associate

media@allianceadvisors.com

5